Exhibit 99.1

Good Works II Acquisition Corp. Announces Letter of Intent for a Business Combination with Direct Biologics, LLC

Direct Biologics leverages a proprietary extracellular vesicle platform technology designed to harness the power of bone marrow-derived mesenchymal stem cells to develop cell-free therapeutics

Product candidate, ExoFlo™, is in a Phase 3 clinical trial for treating moderate-to-severe acute respiratory distress syndrome in hospitalized adults with severe-to-critical COVID-19

Proposed transaction values Direct Biologics at an enterprise value of $675 million

HOUSTON and AUSTIN, Texas (September 27, 2022) – Good Works II Acquisition Corp. (Nasdaq: GWII) (“Good Works II”), a publicly-traded special purpose acquisition company (“SPAC”), and Direct Biologics, LLC (“Direct Biologics”), a late-stage biotechnology company, today announced the signing of a letter of intent for a potential business combination. The letter of intent is non-binding except with respect to certain specified provisions relating to, among other things, exclusivity, expenses and other customary provisions.

The letter of intent provides that, until November 21, 2022, Good Works II and Direct Biologics will negotiate exclusively with each other to achieve a definitive agreement whereby Good Works II would combine with Direct Biologics, resulting in a combined publicly traded company. Completion of the proposed transaction is subject to the negotiation of a definitive agreement and the satisfaction of conditions contained therein. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated or, if a transaction is consummated, as to its terms, structure or timing.

Direct Biologics is using its proprietary extracellular vesicle (“EV”) platform technology designed to harness the power of bone marrow-derived mesenchymal stem cells (“bmMSC”) to develop cell-free therapeutic candidates. Its product candidate, ExoFlo, is in a Phase 3 clinical trial for treating moderate-to-severe acute respiratory distress syndrome (“ARDS”) in hospitalized adults with severe-to-critical COVID-19 (the “EXTINGuish COVID-19 trial”). ExoFlo received regenerative medicine advanced therapy (“RMAT”) designation for this indication from the U.S. Food and Drug Administration (“FDA”), which is designed to expedite the approval of promising regenerative medical products in the U.S. that demonstrate clinical evidence indicating the ability to address an unmet medical need for a serious life-threatening disease or condition.

Commencing in the fourth quarter of 2022 and the first quarter of 2023, the company intends to initiate clinical trials with ExoFlo in all-cause ARDS, ulcerative colitis, Crohn’s disease and abdominal solid organ transplant. In addition, there are numerous investigator-initiated trials underway with ExoFlo at leading research institutions addressing other applications as Direct Biologics believes ExoFlo holds potential in a wide range of other medical indications involving inflammation and tissue repair, including mild-to-moderate and long COVID.

Good Works II’s Chief Executive Officer, Cary Grossman, commented, “The Good Works II team has a long-standing history of working with life sciences companies. We were attracted to Direct Biologics because we believe their technology holds substantial potential as a platform to treat numerous conditions that involve inflammation or that would benefit from the regenerative properties of their proprietary EV technology. We were also impressed that Direct Biologics’ product candidate is in advanced clinical development in an underserved patient population, and was generally well-tolerated and demonstrated clinical activity in multiple investigator-initiated trials for various indications and in a company-sponsored Phase 2 trial in COVID-19 patients with moderate-to-severe ARDS. Direct Biologics also has cGMP manufacturing in place, which we believe positions Direct Biologics to take advantage of the market opportunity if ExoFlo receives either BLA approval or Emergency Use Authorization from the FDA.”

The EXTINGuish COVID-19 trial is a multicenter, randomized, double-blinded, placebo-controlled clinical trial investigating the infusion of ExoFlo in up to 610 adults. The primary efficacy endpoints are all-cause mortality at Day 60 and median days to recovery. The trial includes an interim efficacy analysis based on 50% enrollment, with potential to submit a Biologics License Application (“BLA”) should statistical significance be reached.

“The time is right for Direct Biologics to transition to public company status with the numerous benefits such a listing affords. We have made tremendous progress across our business over the past few years, and we believe gaining access to the equity capital markets will be extremely valuable as we continue to position Direct Biologics for success. We believe that the opportunity to participate in a business combination transaction with Good Works II is an efficient route to pursue our business objectives,” said Mark Adams, Direct Biologics co-founder and Chief Executive Officer. “Building upon the promising results of our Phase 2 trial of 102 adults with COVID-19 associated moderate-to-severe ARDS and leveraging the RMAT designation granted by the FDA for ExoFlo in that indication, we look forward to our future with momentum and optimism.”

Transaction Overview

The proposed transaction values Direct Biologics at an enterprise value of $675.0 million. As a condition to closing the transaction, the combined company is required to have at least $75.0 million in net cash at closing, to consist of proceeds from a private placement of Direct Biologics securities in addition to cash from the Good Works II trust account. IB Investments I LLC, an affiliate of the placement agent and the sponsor, has invested $5.0 million in the private placement. The Good Works II trust account currently holds approximately $231.4 million in cash from its initial public offering in July 2021. On October 11, 2022, Good Works II will hold a shareholder vote to amend its amended and restated certificate of incorporation to extend the date by which Good Works II must consummate a business combination from October 14, 2022 to April 14, 2023 (the “Extension Meeting”). At the Extension Meeting, Good Works II shareholders will have the opportunity to redeem their shares of Good Works II for a proportional amount of the money held in Good Works II’s trust account. If the proposed transaction with Direct Biologics is consummated, cash from the transaction, net of transaction fees, is intended to be used to fund clinical trials and provide working capital for commercializing ExoFlo.

Assuming no redemptions from the trust account (at both the Extension Meeting and at the closing of the proposed transaction) and proceeds from the private placement in an amount of $100.0 million, resulting in gross proceeds of $331.4 million, current Direct Biologics owners will become the majority owners of the combined company at closing with approximately 61.7% pro forma ownership, and existing shareholders and investors will continue to hold their equity ownership subject to a one-year lock-up period. Private placement investors will own approximately 11.4% of the combined company, presuming a $100.0 million raise, and the sponsor of Good Works II and its public shareholders will own approximately 26.9% of the combined company.

If in 2023 the company obtains either BLA approval or Emergency Use Authorization from the FDA for its ExoFlo product (or a derivative product for any applicable indication), owners of Direct Biologics may receive, subject to certain conditions, common stock currently valued at $325 million in the combined company.

The proposed transaction is expected to be completed in the first half of 2023 and will be subject to approval by Good Works II’s stockholders, and the satisfaction or waiver of any closing conditions identified in the definitive agreement, including the minimum net cash condition of $75.0 million.

Advisors

Raymond James & Associates, Inc. is serving as financial advisor to Direct Biologics. IB Capital LLC (“IBC”) is serving as placement agent for the private placement and an affiliate of IBC, I-B Good Works 2, LLC, is the sponsor of Good Works II. I-Bankers Securities, Inc., an affiliate of both IBC and the sponsor of Good Works II, acted as the sole book-running manager and the representative of the underwriters for the initial public offering of Good Works II.

ArentFox Schiff LLP is acting as legal counsel to Good Works II. Goodwin Procter LLP is acting as legal counsel to Direct Biologics.  Ellenoff Grossman & Schole LLP is acting as legal counsel to IBC.

About Direct Biologics

Direct Biologics is an innovator and cGMP manufacturer of the regenerative biologic product candidate ExoFlo™, a therapeutic candidate in late-stage development derived from the company’s proprietary EV platform technology that is designed to leverage the regenerative properties of bmMSC-derived extracellular vesicles. ExoFlo is currently in a Phase 3 clinical trial for the treatment of hospitalized adults with severe-to-critical COVID-19 associated moderate-to-severe ARDS, as well as an FDA-authorized Expanded Access Protocol for hospitalized patients with COVID-19 associated moderate-to-severe ARDS. Direct Biologics intends to pursue additional clinical applications of ExoFlo. With headquarters in Austin, Texas, Direct Biologics has an R&D facility on the campus of the University of California San Diego, Center for Novel Therapeutics, and operations and an order fulfillment center in San Antonio, Texas. For more information, please visit www.directbiologics.com.

About Good Works II Acquisition Corp.

Good Works II Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. Good Works II may pursue a business combination opportunity in any business or industry it chooses. As was the case with Good Works Acquisition Corp., its founders have donated a substantial portion of its founders stock to not-for-profit organizations to further its “Good Works” purpose.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Good Works II and Direct Biologics, including statements regarding the benefits of the proposed business combination, the anticipated timing of the proposed business combination, the products being developed by Direct Biologics and the markets in which Direct Biologics intends to operate, business strategies, debt levels, industry environment, potential growth opportunities and the effects of regulations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “positions,” “enables” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Good Works II’s securities; (ii) the risk that the proposed business combination may not be completed by Good Works II’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by the stockholders of Good Works II, the satisfaction of the minimum cash amount of $75.0 million net cash following completion of a private placement by Direct Biologics and redemptions by Good Works II’s public stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the effect of the announcement or pendency of the proposed business combination on Direct Biologics’ business relationships, performance and business generally; (v) risks that the proposed business combination disrupts current plans of Direct Biologics; (vi) the outcome of any legal proceedings that may be instituted against Good Works II, or related to the agreement and plan of merger or the proposed business combination; (vii) the ability to maintain the listing of Good Works II’s securities on the NASDAQ; (viii) the price of Good Works II’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Direct Biologics plans to operate, variations in performance across competitors, changes in laws and regulations affecting Direct Biologics’ business and changes in the combined capital structure; (ix) the ability to implement business plans, forecasts and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; (x) risks related to the approval of Direct Biologics’ product candidate and the timing of expected regulatory and business milestones; (xi) the impact of competitive products or product candidates; and (xii) the impact of COVID 19 and global economic and political conditions, including the Russia-Ukraine conflict. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Good Works II’s final proxy statement/information statement/prospectus contained in the Form S-4 registration statement described below, including those under “Risk Factors” therein, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Good Works II and the combined company registrant from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Good Works II and Direct Biologics assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Good Works II nor Direct Biologics gives any assurance that either Good Works II or Direct Biologics will achieve its expectations.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Good Works II, Direct Biologics or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1934, as amended.

CONTACTS:

Good Works II Acquisition Corp.

Cary Grossman

713-204-3873

cgrossman@shorelinecapitaladvisors.com

Direct Biologics

LHA Investor Relations

Yvonne Briggs

310-691-7100

ybriggs@lhai.com

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